Calculation of Filing Fee Tables
S-4
VERIZON COMMUNICATIONS INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	6.860% Notes due 2028	Other	2,903,000		$ 2,903,000.00	0.000087	$ 252.56
Fees to be Paid	2	Debt	6.730% Notes due 2028	Other	8,403,000		$ 8,403,000.00	0.000087	$ 731.06
Fees to be Paid	3	Debt	6.800% Notes due 2029	Other	600,000		$ 600,000.00	0.000087	$ 52.20
Fees to be Paid	4	Debt	8.375% Notes due 2029	Other	3,595,000		$ 3,595,000.00	0.000087	$ 312.77
Fees to be Paid	5	Debt	8.000% Notes due 2029	Other	4,875,000		$ 4,875,000.00	0.000087	$ 424.13
Fees to be Paid	6	Debt	7.850% Notes due 2029	Other	11,770,000		$ 11,770,000.00	0.000087	$ 1,023.99
Fees to be Paid	7	Debt	7.875% Notes due 2029	Other	69,235,000		$ 69,235,000.00	0.000087	$ 6,023.45
Fees to be Paid	8	Debt	8.300% Notes due 2031	Other	6,346,000		$ 6,346,000.00	0.000087	$ 552.10
Fees to be Paid	9	Debt	8.625% Notes due 2031	Other	2,045,000		$ 2,045,000.00	0.000087	$ 177.92
Fees to be Paid	10	Debt	7.875% Notes due 2032	Other	32,064,000		$ 32,064,000.00	0.000087	$ 2,789.57
Fees to be Paid	11	Debt	5.125% Notes due 2033	Other	19,555,000		$ 19,555,000.00	0.000087	$ 1,701.29
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 161,391,000.00		$ 14,041.04
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 14,041.04
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act. The Original Notes have no established market, and the proposed maximum aggregate offering price is based on the book value of the Original Notes to be cancelled in the Exchange Offers, which is equal to their aggregate principal amount of $161,391,000.

[2]	See Offering Note 1.

[3]	See Offering Note 1.

[4]	See Offering Note 1.

[5]	See Offering Note 1.

[6]	See Offering Note 1.

[7]	See Offering Note 1.

[8]	See Offering Note 1.

[9]	See Offering Note 1.

[10]	See Offering Note 1.

[11]	See Offering Note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date